Exhibit 99.1

May	22, 2001

HELSINN HEALTHCARE SA

P.O. BOX 357

6915 Pambio-Noranco

Switzerland

Attention: Riccardo Braglia

RE:	Amendment to License Agreement for Palonosetron

Dear Riccardo:

This letter sets forth the terms we have discussed to amend the License Agreement, dated as of April 6, 2001, by and between HELSINN HEALTHCARE SA and MGI PHARMA, INC. for Palonosetron (the “License Agreement”). All capitalized terms not defined in this letter will have the meanings assigned to such terms in the License Agreement.

The eighth sentence of Section 7.2 of the License Agreement is amended and restated in its entirety and will read as follows:

***

Except as expressly modified by the terms of this letter, the terms and conditions of the License Agreement and its respective appendices will remain in full force and effect. This amendment will be effective as of May 15, 2001.

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

If you accept the terms of this letter agreement on behalf of Helsinn, please execute this letter below and return to my attention.

Very truly yours,

MGI PHARMA, INC.

By:	/s/ William C. Brown
Name:	William C. Brown
Title:	Chief Financial Officer and Secretary

Agreed to and accepted:

HELSINN HEALTHCARE SA

By:	/s/ Riccardo Braglia
Name:	Riccardo Braglia
Title:	Managing Director

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.